Exhibit 32.1
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Carl A. Siebel, president and chief executive officer of AptarGroup, Inc., certify that (i) the Quarterly Report on Form 10-Q of AptarGroup, Inc. for the quarter ended September 30, 2007 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc.

/s/ Carl A. Siebel
Carl A. Siebel President and Chief Executive Officer October 29, 2007